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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ---------

                                    FORM 8-K

                                   ---------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 13, 1999



                             Waste Management, Inc.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



                   Delaware                                   1-12154                            73-1309529
(STATE OR OTHER JURISDICTION OF INCORPORATION)       (COMMISSION FILE NUMBER)        (IRS EMPLOYER IDENTIFICATION NO.)





           1001 Fannin, Suite 4000 Houston, Texas                        77002
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)






       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 512-6200



                 ---------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.     OTHER EVENTS

         Effective August 13, 1999, Richard J. Heckmann resigned from his position as a member of the Board of Directors of the Company. Mr. Heckmann, who is President and Chief Executive Officer of United States Filter Corporation ("US Filter"), made the decision to resign following the acquisition of US Filter by Vivendi S.A., and his resulting broadened responsibilities at US Filter, including serving on the Generales des Eaux Board of Directors and joining the Vivendi Water Group Executive Committee.

         Effective September 23, 1999, Richard D. Kinder, Chairman of the Board and Chief Executive Officer of Kinder Morgan Energy Partners, L.P., resigned as a member of the Board of Directors of the Company in order to devote his attention to his position of Chairman and Chief Executive Officer of Kinder Morgan, Inc., the newly combined enterprise resulting from the merger between Kinder Morgan, Inc. and KN Energy, Inc.

         Effective October 19, 1999, John E. Drury resigned his position as a member of the Board of Directors of the Company. Mr. Drury had previously stepped aside as Chairman of the Board and Chief Executive Officer of the Company in August 1999, after spending several months on medical leave.

         Consistent with the Company's plan to reduce the size of its Board of Directors, none of Messrs. Heckmann's, Kinder's or Drury's board positions will be filled.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)     Financial Statements of Businesses Acquired.

                 None.

         (b)     Pro Forma Financial Information.

                 None.

         (c)     Exhibits.

                 None.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   WASTE MANAGEMENT, INC.




Date:  October 20, 1999            By:  /s/ Bryan J. Blankfield
                                      ------------------------------------------
                                            Bryan J. Blankfield
                                            Vice President & Assistant Secretary